                                                                    Exhibit 23.2

                         PETROLEUM CONSULTANT'S CONSENT
                         ------------------------------

     We consent to incorporation by reference in the Registration Statement on Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1998, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


     AMH GROUP LTD.

     /s/ ALLAN K. ASHTON
     ----------------------------
         Allan K. Ashton, P. Eng.
         President

     October 13, 2000